                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: JUNE 4, 2003
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)

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
          DELAWARE                          000-21729                      73-1247666
(State or other jurisdiction       (Commission File Number)             (I.R.S. Employer
      of incorporation)                                               Identification Number)
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                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

The vialink Company has signed a service agreement with AutoZone, Inc., the nation's number one retailer for the growing do-it-yourself automotive maintenance and repairs market. AutoZone will use viaLink's services to enhance supply chain visibility and enable Pay-on-Scan /Scan Based Trading with its suppliers. This service agreement results in AutoZone becoming one of viaLink's largest customers based upon subscription revenue and also represents viaLink's first contract in the automotive maintenance and repairs market. This contract establishes a significant presence with significant revenue generation in a market which is separate and unique from viaLink's historical target market, the consumer packaged goods and retail industry.

The following additional information was included in a press release issued by viaLink:

"We see this as a key opportunity to engage our suppliers more actively in our primary business goal of serving our customers in our stores," said Brett Easley, Sr. VP of Merchandising at AutoZone. "viaLink's services will help make this a win-win for AutoZone and our suppliers. First, this will give our suppliers actionable consumer sales visibility. Second, viaLink will help us enable the full range of our suppliers to move quickly to adopt this new business process, regardless of their technical capabilities. Also, our agreement with viaLink will enable AutoZone to implement this initiative consistent with the recommendations of the recent study sponsored by the Automotive Aftermarket Industry Association (AAIA)."

viaLink's services will provide data synchronization and visibility to consumer demand at the store level as a solid foundation for the collaborative processes designed to increase sales and customer satisfaction for both AutoZone and its suppliers. Suppliers participating in the program will have access to perpetual inventory and product flow reporting, as well as a clear picture of new product status and distribution. Various exception reports will support suppliers in assuring the ongoing accuracy of pricing and the ability to identify and act on potential out-of-stock and overstock situations.



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"This is an exciting development for the automotive aftermarket industry," said
Doug Adams, Vice President and founder of Prime Consulting Group, inc. "As we underscored in the study we conducted for AAIA, Pay-on-Scan is a very promising opportunity for the industry using a process that establishes the foundational collaborative building blocks. viaLink as a third party supports the trust, openness and visibility that are needed to increase efficiency and sales for everyone in this industry."

"We are extremely pleased to be working with AutoZone, the leading retailer in this market," said Bob Noe, CEO of viaLink. "There is great potential for our service to help eliminate costs in the total automotive aftermarket supply chain. The tools we provide for improved collaboration between AutoZone and its suppliers support the ultimate goal of meeting and exceeding customer expectations."

The AutoZone program based on viaLink services is designed to be easy for suppliers to implement. AutoZone suppliers who wish to learn more about viaLink's services may contact viaLink at marketing@vialink.com. AutoZone will also be communicating directly with all suppliers regarding the program.

AutoZone (NYSE: AZO) sells auto and light truck parts, chemicals and accessories through more than 3,152 AutoZone stores in 45 states plus the District of Columbia, 43 stores in Mexico and online at www.autozone.com.

Prime Consulting Group, inc. is a consulting firm located in Bannockburn, IL that has worked with over twenty retailers and manufacturers in the implementation of Pay-on-Scan.

The viaLink Company (OTCBB: VLNK) provides advanced e-commerce services to the retail supply chain. We help progressive manufacturers, suppliers, distributors and retailers improve the efficiency of their trading relationships, increase sales and serve their customers more effectively. For more information about viaLink's data synchronization, scan based trading, supply chain visibility and UCCnet registry and publication solutions, call (972) 934-5500 or visit viaLink's website: www.vialink.com.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   The viaLink Company

Date: June 4, 2003                                 By:  /s/ Brian Carter
                                                        Brian Carter
                                                        Vice President and
                                                        Chief Financial Officer